Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Diversified Dividend and
Income Fund
333-107521
811-21407

A special meeting of the shareholders
of the Nuveen Diversified Dividend
and Income Fund was held on July 26,
2005.

The purpose of the meeting was to
approve
a new investment management
agreement and new sub-advisory
agreements:

Approval of the new investment
management agreement was reached
as follows:

The number of shares voted in the
affirmative:
19,523,599 and
the number of negative votes:
161,934

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and NWQ Investment
Management Company was reached
as follows:
The number of shares voted in the
affirmative:
19,530,651 and
the number of negative votes:
163,388

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Security Capital
Research & Management
Incorporated was reached as follows:
The number of shares voted in the
affirmative:
19,547,000 and
the number of negative votes:
158,986

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Symphony Asset
Management, LLC was reached as
follows:
The number of shares voted in the
affirmative:
19,536,115 and

the number of negative votes:
165,415

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Wellington
Management Company, LLC was
reached as follows:
The number of shares voted in the
affirmative:

19,543,735 and
the number of negative votes:
165,202


Proxy materials are herein
incorporated by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007493.